[The Ziegler Companies, Inc. Logo]   THE ZIEGLER
                                     COMPANIES, INC.

                                   March 20, 2000

215 North Main Street
West Bend, WI 53095-3348
Telephone: (262) 334-5521

To Our Shareholders,

I am pleased to invite you to attend the 2000 Annual Meeting of Shareholders of The Ziegler Companies, Inc. to be held on Tuesday, April 18, 2000 at 10:00 a.m. at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin.

Whether or not you attend the Annual Meeting, I hope that you read this Proxy Statement carefully, and vote as soon as possible. Early voting will help save your Company the expense of follow-up letters to shareholders who have not responded. Your vote as a shareholder is important, regardless of the number of shares held.

Thank you for your participation and interest in the affairs of the Company.

Sincerely,

/s/ Peter D. Ziegler

Peter D. Ziegler
Chairman

                          THE ZIEGLER COMPANIES, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                            TUESDAY, APRIL 18, 2000

               TO THE SHAREHOLDERS OF THE ZIEGLER COMPANIES, INC.

The Annual Meeting of shareholders of The Ziegler Companies, Inc. will be held on Tuesday, April 18, 2000 at 10:00 A.M. (Central Daylight Time) at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin.

      1.  To elect four directors for a term of three years;

      2. To vote on a proposal to ratify the retention of Arthur Andersen LLP as auditors for 2000; and

      3. To transact any other business which may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on March 16, 2000 will be entitled to vote at the meeting and any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to vote. If you plan to attend the meeting in person, and you are a shareholder whose shares are not registered in your own name, please bring to the meeting either (i) the original of the voting form sent to you by your broker with this Notice of Annual Meeting and Proxy Statement, or (ii) other written evidence of your beneficial ownership of shares on the record date, signed by a representative of the record owner.

     A PROXY AND PROXY STATEMENT ARE ENCLOSED. YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THIS MEETING, PLEASE FILL IN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN PROMPTLY. SHAREHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME BEFORE THEY ARE VOTED.

A copy of the 1999 Annual Report to Shareholders and a Proxy Statement accompany this Notice.


                                   By Order of the Board of Directors,

                                   /s/ S. Charles O'Meara

                                   S. Charles O'Meara
                                   Secretary

March 20, 2000
215 North Main Street
West Bend, Wisconsin 53095

                          THE ZIEGLER COMPANIES, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095
                           -------------------------
                                                                  March 20, 2000

                                PROXY STATEMENT
          2000 ANNUAL MEETING OF SHAREHOLDERS, TUESDAY, APRIL 18, 2000

      This Proxy Statement is being solicited on behalf of the Board of Directors of The Ziegler Companies, Inc. (the "Company") on or about March 20, 2000, for use at the 2000 Annual Meeting of the shareholders to be held at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin, at 10:00 A.M. (Central Daylight Time), on Tuesday, April 18, 2000, and at any adjournments of the meeting.

      Each share of the Company's Common Stock, par value $1.00 ("Common Stock") outstanding on the record date is entitled to one vote. Any person giving a proxy in the form accompanying this Proxy Statement may revoke it at any time before its exercise. The proxy may be revoked by filing a written statement of revocation with the transfer agent, Firstar Bank, N.A., or by attendance at the Annual Meeting and election to vote in person.

      A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, constitutes a quorum for action on a matter
at the Annual Meeting.   Directors are elected by a plurality of the votes cast
by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

      The Company will bear the entire cost of preparing, printing and mailing this Proxy Statement and accompanying proxy. Copies of solicitation material will be furnished to brokerage firms, fiduciaries and custodians to forward to beneficial owners of the Common Stock held in the names of such nominees.

      Only shareholders of record on March 16, 2000 are entitled to vote at the meeting. As of that date, the Company's issued and outstanding voting securities consisted of 2,428,680 shares of Common Stock, each having one vote per share.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table indicates the persons who, as of December 31, 1999, were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The following information is based on reports on Schedule 13D or 13G, as amended, filed with the Securities and Exchange Commission or other reliable information. To the best of the Company's knowledge, all shareholdings represent shares actually owned, and do not include shares which the designated person has the right to acquire.

                              Name and Address of                        Amount and Nature of
Title of Class                Beneficial Owner                           Beneficial Ownership              Percent of Class
--------------                -------------------                        --------------------              ----------------
Common Stock                  Peter R. Kellogg(1)<F1>
                              120 Broadway
                              New York, New York                                409,030                          16.8%

                              New West Investors, L.P.(2)<F2>
                              800 West State Street
                              Doylestown, Pennsylvania                          239,400                           9.8%

                              Marshall & Ilsley Corporation (3)<F3>
                              770 N. Water Street
                              Milwaukee, Wisconsin                              145,696                           6.0%

(1)<F1> Mr. Peter R. Kellogg, Senior Managing Director, Spear, Leeds & Kellogg, 120 Broadway, New York, New York, beneficially owns an aggregate of 409,030 shares of the Company's Common Stock. Of those shares, 101,630 shares are owned by Mr. Kellogg personally, and 150,000 shares are owned by I.A.T. Reinsurance Syndicate, Ltd. ("IAT"), a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock. In addition, Mr. Kellogg may be deemed to be the indirect beneficial owner of 107,400 shares of Common Stock held by his wife, and 50,000 shares of Common Stock held by the Peter R. and Cynthia K. Kellogg Foundation, by virtue of his shared disposition and voting power. Mr. Kellogg is a director of the Company.

(2)<F2> Based on information filed by New West Investors, L.P. ("New West"), 800 West State Street, Suite 103, Doylestown, Pennsylvania, on
          Schedule 13D, as amended through Amendment 4 filed August 18, 1999, with the Securities and Exchange Commission. Mr. Gerald J. Gagner is the sole general partner of New West with voting and dispositive control over the securities held in New West's investment portfolio. Mr. Gagner may be considered to beneficially own the shares of Common Stock that are owned of record by New West. None of the limited partners of New West has any voting or dispositive control over such securities. According to Schedule 13D, as amended, filed by New West, the shares were purchased for investment purposes only. Mr. Gagner is a nominee for director of the Company.

(3)<F3> Based upon a Schedule 13G filed on February 14, 2000 by Marshall & Ilsley Corporation and includes bank trust beneficiaries and customers; including that of Marshall & Ilsley Trust Company. According to the Schedule 13G, Marshall & Ilsley Corporation has sole voting control over 1,150 shares, shared power over 57,820 shares, sole dispositive power over 1,416 shares and shared dispositive power over 144,280 shares.

     The following table sets forth information concerning the shares of equity securities of the Company beneficially owned by (i) the executive officers of the Company named in the Summary Compensation Table, (ii) each director of the Company and each nominee for director of the Company and (iii) by the directors, nominees and executives of the Company as a group, all as of March 1, 2000. Except as indicated below, no person owns in excess of 1% of the outstanding shares of any class of the Company's equity securities. Unless otherwise noted, each person has sole voting and investment power with respect to the number of shares indicated.

                                                                                  Amount and Nature              Percent
Title of Class                Name of Beneficial Owner        of Beneficial Ownership(3)<F7>(4)<F8>             of Class
--------------                ------------------------        -------------------------------------             --------
Common Stock                  Donald A. Carlson, Jr.                                          9,569                *<F4>
                              John C. Frueh                                                   2,130                *<F4>
                              Gerald J. Gagner                                              239,400                 9.8%
                              Richard J. Glaisner(3)<F7>                                     95,237                 3.8%
                              John R. Green                                                   2,833                *<F4>
                              Peter R. Kellogg(1)<F5>                                       409,030                16.8%
                              G.G. Maclay(3)<F7>                                             10,000                *<F4>
                              John J. Mulherin                                               15,000                *<F4>
                              S. Charles O'Meara(3)<F7>                                      15,300                *<F4>
                              Stephen A. Roell                                                1,830                *<F4>
                              Frederick J. Wenzel                                             1,930                *<F4>
                              Bernard C. Ziegler III (2)<F6>                                 38,935                 1.6%
                              Peter D. Ziegler(2)<F6>(3)<F7>                                 35,570                 1.4%
                                                                                            -------                -----
All directors and
executive officers as a group  (13 persons)                                     TOTAL       876,764                34.3%

*<F4> Less than 1% of the outstanding shares

(1)<F5> Shares shown include an aggregate of 307,400 shares of Common Stock to which Mr. Kellogg, a director, disclaims beneficial ownership.
(2)<F6> Shares shown include an aggregate of 20,250 shares of Common Stock which are held in trusts of which nominees and directors are trustees or in custodial accounts for minors as to which directors serve as custodians, in the amount indicated: Mr. Peter D. Ziegler (1,200) (custodian, sole voting and investment power) and (9,250) (co-trustee, shared voting and investment power); and Mr. Bernard C. Ziegler III (7,350) (custodian, sole voting and investment power) and (2,450) (co-trustee, shared voting and investment power). These directors disclaim beneficial ownership of these shares other than sole or shared voting and investment power as indicated.
(3)<F7> Includes shares of Common Stock which, as of March 1, 2000, were subject to outstanding stock options exercisable within 60 days or restricted stock for which restrictions lapse within 60 days as follows: Mr. P.D. Ziegler, 9,334 shares; Mr. G.G. Maclay, Jr., 10,000 shares; Mr. Glaisner, 50,000 shares; Mr. O'Meara 14,000 shares; and stock options for all directors and Named Officers as a group, 83,334 shares. The above amounts also include shares held in a deferred stock plan for the benefit of certain directors -- Mr. J.R. Green (1,732.96) and Mr. B.C. Ziegler III (1,732.96).
(4)<F8> Except as otherwise indicated in the previous footnotes, all stock is directly held by such person.

                             ELECTION OF DIRECTORS

      As amended in March 2000, the Board of Directors consists of ten members, of whom four members are elected this year to serve for terms of three years or until their successors are elected. Proxies may be voted for the election of Messrs. J.C. Frueh, G.J. Gagner, J.R. Green and J. J. Mulherin.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. J.C. FRUEH, G.J. GAGNER, J.R. GREEN, AND J. J. MULHERIN.

      Directors are elected by a plurality of the votes cast by the Company's shareholders at a meeting at which a quorum is present. Page 2 of this Proxy Statement provides a fuller statement regarding the effect of shareholder voting at the Annual Meeting.

      Biographical summaries of those nominees for director who presently sit on the Board of Directors, as well as for the other incumbent directors, are found below.

                             NOMINEES FOR ELECTION

              Name, Age, Principal Occupation                                     Director of Company or a Subsidiary
              and Public Directorships(1)<F9>                                          Thereof Continuously Since
              -------------------------------                                          --------------------------
CLASS OF 2000
(Nominee for term expiring 2003)

John C. Frueh, Age 65
   President, Aegis Group, Inc., Pittsburgh,                                                      1976
   Pennsylvania, a firm specializing in acquisition and
   management of manufacturing and distributing companies.

Gerald J. Gagner, Age 69
   General Partner, New West Investing L.P.                                                        --
   Retired Business Executive and private investor;
   Director, LSB Industries, Inc.

John R. Green, age 55
   Partner, Green Manning & Bunch, Denver, Colorado,                                              1994
   a private investment banking firm.

John J. Mulherin, Age 48(1)<F9>
   President and Chief Executive Officer, The Ziegler                                              --
   Companies, Inc. (since January 2000)

CLASS OF 2001
(Term will expire in 2001)

Peter D. Ziegler, Age 50
   Chairman of the Company; Director, West Bend                                                   1986
   Mutual Insurance Company, West Bend, Wisconsin;
   Director, Trustmark Insurance Company, Lake
   Forest, Illinois.

Frederick J. Wenzel, Age 69(1)<F9>
   Professor of Medical Practice Management,                                                      1993
   University of St. Thomas Graduate School of
   Business, Minneapolis, Minnesota; Advisor to the
   President, Marshfield Clinic, Marshfield, Wisconsin,
   a multi-specialty medical clinic.

Peter R. Kellogg, Age 57
   Senior Managing Director, Spear, Leeds & Kellogg, a                                            1995
   specialist firm on the New York Stock Exchange;
   Director, Interstate/Johnson Lane, Inc.

CLASS OF 2002
(Term will expire in 2002)

Stephen A. Roell, Age 50
   Senior Vice President and Chief Financial Officer,                                             1996
   Johnson Controls, Inc., Milwaukee, Wisconsin.

Bernard C. Ziegler III, Age 50
   President, Ziegler/Limbach, Inc., West Bend,                                                   1993
   Wisconsin, a business development and management
   firm.

Donald A. Carlson, Jr., Age 52
   Senior Managing Director of the Health Care and                                                1998
   Senior Living Investment Bank Group of B.C.
   Ziegler and Company, a subsidiary of the Company.

(1)<F9> Each of the nominees and directors has been in his principal occupation for the past five years or longer with the following exceptions:

     Mr. Wenzel served as Executive Director of the Marshfield Clinic from August 1976 to June 1993. Mr. Wenzel was Executive Vice President and Chief Executive Officer of the Medical Group Management Association in Englewood, Colorado from 1993 to 1996.

     Prior to February 2000, Mr. Mulherin was chief administrative officer at Villanova Capital from June 1999 to February 2000, the asset management group of Nationwide Insurance. Prior to Nationwide, Mr. Mulherin served as president of National Financial Correspondent Services Company, Boston, a clearing subsidiary of Fidelity Investments, and previous to that served as chief operating officer of Fidelity Investments Institutional
     Services Company, a mutual fund distribution and services organization.

      Messrs. P. D. Ziegler and B. C. Ziegler III (who are first cousins) and trust or custodian accounts as to which either Mr. P. D. Ziegler or Mr. B. C. Ziegler III serve as co-trustee or custodian collectively own beneficially 3% of the outstanding Common Stock of the Company.

                             EXECUTIVE COMPENSATION

      The Summary Compensation Table on the following page discloses the compensation for the past three years of the Company's Chief Executive Officer and four of the most highly compensated executive officers of the Company serving as such during 1999, and whose compensation exceeded $100,000 (the "Named Officers").

      The tables on the following pages provide information concerning the granting and exercise of options during 1999 with respect to each of the Named Officers, and the fiscal year-end value of unexercised options held by each Named Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                          ------------------------------------------
                                           Annual Compensation                       Awards                  Payouts
                                   ------------------------------------  ------------------------------      -------
                                                                                          Securities          Long
                                                                                          Underlying          Term
                                                                         Restricted      Options/Stock      Incentive
                                                           Other Annual     Stock        Appreciation         Plan       All Other
Name and                           Salary                  Compensation     Award           Rights           Payouts   Compensation
Principal Position          Year     ($)    Bonus(1)<F10>   ($)(2)<F11>  ($)(3)<F12>  (SAR's)(#)(4)<F13>   ($)(5)<F14>  ($)(6)<F15>
------------------          ----   ------   -------------   -----------  -----------  ------------------   -----------  -----------
P. D. Ziegler               1999   250,000     150,000         None         None             None             None        13,667
President and Chief         1998   200,000       None          None         None             None             None        13,906
Exec. Officer               1997   200,000       None          6,385       78,000            2,260            None        15,297

D. A. Carlson, Jr.          1999   161,982     568,525         1,682       35,097            None             None        15,466
Senior Managing             1998   161,982     228,570         None         2,739            None             None        19,183
Director, B.C.              1997   157,264     250,000         1,406        2,437            3,150           27,257       21,009
Ziegler & Company

R.J. Glaisner(7)<F16>       1999   160,000       None          None         None             None             None        12,064
Senior Managing             1998   120,000     372,010         None         None             None             None         2,244
Director, B.C.              1997   120,000     168,026         None         None             None             None         2,117
Ziegler & Company

S. Charles O'Meara          1999   123,000      50,000          841         None             None             None        10,982
Senior Vice                 1998   117,000      27,500          739         None             None             None         9,405
President, General          1997   112,487      22,500         1,167        None             3,375            None        11,544
Counsel and
Secretary

G. G. Maclay, Jr.(7)<F16>   1999   119,600     165,000         None         None             None             None        11,620
President and Chief         1998   119,600      40,000         None         None             None             None        10,032
Exec. Officer,              1997   115,000      33,200         None         None             None             None        13,717
Ziegler Asset
Management, Inc.

(1)<F10>  Includes bonus and, if applicable, commissions.

(2)<F11>  Value realized upon exercise of stock options.

(3)<F12> Mr. P. D. Ziegler received 4,000 shares of restricted stock in lieu of a cash bonus in 1997 and the entire amount is included in the 1997 amount at the market value price of $19-1/2 (on the date of the grant). The restricted stock vests over a three year term. In 1999, the restrictions lapsed as to 1,333 shares. The aggregate restricted stock owned by Donald A. Carlson, Jr. consists of 6,533 shares. 6,400 shares of this total were granted on January 26, 1994, and vest at a rate of 20% of the total number of shares of Restricted Stock granted commencing on the first day after the fifth anniversary of the Date of Grant and continuing on the same date each year thereafter, such that all shares of Restricted Stock will be fully vested on the first day after the ninth anniversary of the Date of Grant; and 133 shares of this total were granted on January 27, 1995, and vest at a rate of 20% of the total number of shares of Restricted Stock granted commencing on the first day after the first anniversary of the Date of Grant, and continuing on the same date each year thereafter, such that all shares of Restricted Stock will be fully vested on the first day after the fifth anniversary of the Date of Grant. The above calculation uses the closing price on the dates of vesting of $20.25 and $20.13, respectively. Dividends are paid on all restricted stock.

(4)<F13> The awards noted in the column reflect awards granted under the Company's 1989 Employees' Stock Purchase Plan ("1989 Plan") or the 1998 Stock Option Plan. In general, the 1989 Plan provides that all full-time employees of the Company and its designated subsidiaries who have been employed for at least two years are granted an option to purchase 10 shares of Common Stock for each $1,000 of compensation earned in the calendar year preceding the year of grant. The purchase price upon exercise is 85% of the fair market value of the shares of Common Stock on the date of exercise. That plan expired in 1999.

(5)<F14> Mr. Carlson's long-term incentive payout consists of payment of deferred compensation paid in lieu of cash bonus on account of investment banking services performed in prior years.

(6)<F15> Payments by B. C. Ziegler and Company under the Ziegler Growth Retirement Plan, a defined contribution qualified plan, with a 401(k) component (Mr. P.D. Ziegler, $11,400; Mr. D.A. Carlson, $11,400; Mr. G.G. Maclay, $11,172; Mr. R.J. Glaisner, $11,400; Mr.
          S.C. O'Meara, $10,535; premiums paid by the Company for term life insurance and long-term disability insurance (Mr. P.D. Ziegler, $880; Mr. D.A. Carlson, $669; Mr. G.G. Maclay, $448; Mr. R.J.
          Glaisner, $664; and Mr. S.C. O'Meara, $447); and dividends received on account of restricted stock (Mr. P.D. Ziegler, $1,387 and Mr. D.A. Carlson, $3,397).

(7)<F16>  Resigned position with the Company in January 2000.

                  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                            Number of Securities
                                 Underlying           % of Total Options/SARs
                                Options/SARs          Granted to Employees in
Name                             Granted (#)                Fiscal Year
----                             -----------                -----------
Peter D. Ziegler                      0                          0%
Donald A. Carlson, Jr.                0                          0%
Geoffrey G. Maclay, Jr.               0                          0%
Richard J. Glaisner                   0                          0%
S. Charles O'Meara                    0                          0%

           REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Organization and Compensation Committee of the Board of Directors. The compensation program for executives consists of three elements: base salary, performance-based bonuses, and periodic grants of restricted shares or options in the Company's stock. In formulating compensation policies, as well as determining compensation levels for various executives, the Committee attempts to create an environment where talented individuals can be recruited and retained, and where the long-term interests of the shareholders are served.

     The Organization and Compensation Committee of the Board of Directors is comprised of three non-employee directors, and is responsible for establishing compensation policies for the Company's executive officers, setting the amount of annual compensation for these officers, approving the Company's discretionary deposit to the Company's defined contribution retirement plan, and overseeing generally the compensation policies for employees of the Company and its subsidiaries.

     Base salaries for executive officers are considered by the Committee in terms of competitive industry compensation levels, the responsibilities of the executive, and the executive's past contributions to the Company.
In keeping with industry custom, the Company also provides short-term incentives to certain employees in the form of year-end bonuses, which may constitute a major portion of a particular employee's annual compensation. Annual bonuses for executive officers are intended to reward annual performance. The Committee evaluates the achievement of pre-established long and short term goals, the value of the individual's annual performance to the Company, the degree of profitability of the individual's operating group or segment of the Company, and of the Company as a whole. Grants of options and restricted stock are used to aid in recruitment, to encourage key employees, to create long term value for shareholders, and to reward
past performance.   The Company has also adopted the 1998 Stock Incentive
Plan ("1998 Plan") as part of a strategy to focus senior management on the long term performance of the Company, and to encourage key employees to remain with the firm.

     The annual compensation formula for CEO and President Peter D. Ziegler consists of the same three elements that underlie all executive compensation at the Company. The base salary, which was adjusted upward for 1999, was $250,000. In addition, the Committee set certain goals with respect to the overall strategic affairs of the Company, including the divestiture of certain non-core business assets and the Company's financial performance in 1999. As a result of Mr. Ziegler's performance in 1999, the Committee awarded a bonus for 1999 in the amount of $150,000.

     Additionally, in early 1999, the Committee considered and approved a guaranteed bonus of approximately $590,000 to Donald A. Carlson, Jr., for 1999. This guaranteed bonus was granted in consideration of his continued revenue production for the Company as well as his continued responsibilities as Senior Managing Director of the Company's Healthcare and Senior Living Investment Banking Group. The nature and timing of the request and the Committee's determination with respect to the guaranteed bonus was not in accord with the Committee's customary practices, but was given consideration in light of Mr. Carlson's executive responsibilities and his business generation. Mr. Carlson did not participate in the Committee's deliberations on this matter.

     The Committee considered overall compensation policies of the Company, and has directed management to implement compensation policies for key employees which are more closely related to the bottom-line profitability of their respective business units and the Company as a whole. Management, under the direction of the Company's new President and CEO, is in the process of formulating these policies.

     With respect to employees who are paid on an hourly basis, the Committee approved an average wage increase of 4%. With certain exceptions, salaried employees received no increase in their base compensation, reflecting the Company's failure to achieve profitability from operations in 1999 and to control costs. The Committee also approved a profit sharing contribution for all employees equal to 4% of eligible compensation, as defined in the Company's profit sharing plan.

                                   Organization and Compensation Committee

                                   John R. Green, Chairman
                                   Stephen A. Roell
                                   Frederick J. Wenzel

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and an index compiled by the Company of publicly held regional brokerage firms. Interstate/Johnson Lane Inc. and Scott & Stringfellow Financial appeared as components of the industry specific index for years 1993 through 1998, but were omitted in 1999 because they were acquired by other entities. The firms contained within the index of publicly held regional brokerage firms are:

       Advest Group Inc.                  Legg Mason Inc.

       Dain Rauscher Corporation          Morgan Keegan Inc.

       First Albany Companies Inc.        Raymond James Financial Corporation

       Jefferies Group Inc.               Stifel Financial Corporation

       Kinnard Investments Inc.

                      FIVE YEAR CUMULATIVE TOTAL RETURNS
                  Value of a $100 investment made on 12/31/94

            12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
            --------   --------   --------   --------   --------   --------
Ziegler       $100       $119       $128       $159       $149       $120
Regionals     $100       $143       $200       $356       $324       $352
S&P 500       $100       $138       $169       $226       $290       $351

                         COMPENSATION OF DIRECTORS

     Directors not employed by the Company received the following compensation in 1999 for their services: (a) $11,000 annual retainer, all paid in shares of Common Stock of the Company; (b) $500 for each board meeting attended; and (c) $500 for each committee meeting attended. Directors may elect to defer all or part of compensation earned following the date of such election. Deferred amounts, plus interest, are paid in stock. Directors who are employed by the Company or any of its subsidiaries do not receive any fees or retainer related to their services as directors.

                    MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1999, the Board of Directors met five times. Each director attended all of the meetings of the Board, with the exception of Mr. F.J. Wenzel who attended 80% of the Board meetings. Each director attended all meetings of committees of the Board on which the director served.

                   COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors during 1999 was composed of John C. Frueh (Chairman), Peter R. Kellogg and Bernard C. Ziegler III, none of whom is an officer or employee of the Company. The Committee met twice in 1999. The Audit Committee meets with the independent auditors to review the plan for and results of the annual audit, to review the range of audit fees, and to discuss financial reporting policies and practices and the system of internal control. Non-audit services and fees are also reviewed. The Committee meets with the internal auditor to review its activities during the year and the planned activities for the ensuing year. The Committee recommends the engagement of the independent auditors to the Board of Directors.

     The Organization and Compensation Committee of the Board of Directors during 1999 was composed of John R. Green (Chairman), Stephen A. Roell and Frederick J. Wenzel, Directors of the Company who are not officers or employees of the Company. During 1999, the Organization and Compensation Committee met three times. The Committee reviewed the overall compensation policies, approved the Company's annual compensation program, considered option grants, and determined compensation for the chief executive officer of the Company.

                     SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes the adoption of a resolution approving the Directors' decision to continue the employment of Arthur Andersen LLP as auditors for the Company. If the shareholders fail to ratify such selection, the Board will reconsider it. Representatives of Arthur Andersen LLP will be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions. During 1999, Arthur Andersen LLP audited the annual consolidated financial statements of the Company.

                          SHAREHOLDERS PROPOSALS

     Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Shareholders to be held in 2001 must do so no later than November 20, 2000. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. Pursuant to Rule 14a-4, any Rule 14a-4 submissions will need to be submitted by February 3, 2001 and the Company may use its discretion in voting proxies with respect to the shareholder proposal not included in the Proxy Statement for the 2001 Annual Meeting unless the Company receives such notice prior to February 3, 2001.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of statements of beneficial ownership and of changes therein furnished to the Company during and with respect to the 1999 calendar year and written representations made to the Company, the management of the Company believes that during 1999 its executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock met Section 16(a) requirements on a timely basis.

                               OTHER MATTERS

     The matters referred to in the notice of meeting and in the Proxy Statement are, as far as the Board of Directors now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

     All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors, unless authority to vote for the proposed slate of directors or any individual director has been withheld. With respect to the other proposals to be considered, all shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted to approve Arthur Andersen LLP as the Company's independent auditors.

     The Company's 1999 Annual Report, although not a part of this Proxy Statement, is enclosed. Copies of the Company's Form 10-K and other filings are available, without charge, from the Company.

                                   By Order of the Board of Directors,

                                   /s/ S. Charles O'Meara

                                   S. Charles O'Meara
                                   Secretary

[The Ziegler Companies, Inc. Logo]
THE ZIEGLER COMPANIES, INC.
215 North Main Street
West Bend, WI 53095-3348